Execution Copy
EXHIBIT 10.6
AMENDMENT NO. 1
TO
STOCK PURCHASE AGREEMENT
          AMENDMENT NO. 1 TO STOCK PURCHASE AGREEMENT, dated as of August 3, 2005 (this “Amendment”), by and among Regions Financial Corporation, a Delaware corporation (“RFC”), Regions Bank, a bank chartered under the laws of the State of Alabama and successor to Union Planters Bank, National Association (“Regions” and together with RFC, collectively, “Seller”), Strategic Outsourcing, Inc., a Delaware corporation (the “Company”), and SOI Investors LLC, a Delaware limited liability company (“Buyer”).
W I T N E S S E T H:
          WHEREAS, on June 29, 2005, the Buyer, the Seller and the Company entered into a Stock Purchase Agreement (the “Stock Purchase Agreement”); and
          WHEREAS, the parties hereto wish to amend the Stock Purchase Agreement in certain respects upon the terms and conditions hereinafter set forth.
          NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and confessed, the parties hereto hereby agree as follows:
          1. Definitions. Capitalized terms used herein and not otherwise defined have the same meanings attributed to them in the Stock Purchase Agreement.
          2. Amendment to Section 1.3(b) of the Stock Purchase Agreement. Section 1.3(b) of the Stock Purchase Agreement is hereby amended by adding the following sentence at the end thereof: “The Estimated Cash Purchase Price shall be paid by Buyer at the Closing as follows: (i) prior to the consummation of the Formation Transactions the Company shall declare a dividend to Seller in the amount of $39,306,599, which dividend shall be paid by the issuance of a demand promissory note in a form agreed to by the parties (the “Note”), (ii) at the Closing a portion of the funds borrowed by the Company from the Lenders immediately after the completion of the Formation Transactions on the Closing Date will be used by the Company to repay the Note in full, and the amount of the Note so repaid will be deemed to be a payment by Buyer of a portion of the Estimated Cash Purchase Price, and (iii) the remaining $20,000,000 portion of the Estimated Cash Purchase Price shall be paid by Buyer to UPB pursuant to the first sentence of this Section 1.3(b).”
          3. Amendment to Section 1.4(a) of the Stock Purchase Agreement. Section 1.4(a) of the Stock Purchase Agreement is hereby amended by deleting the definitions of “Earn-Out Common Stock Base” and “Earn-Out Preferred Stock Base” in their entirety and replacing them with the following:

“Earn-Out Common Stock Base” means the sum of (A) 300,000 (as such amount may be equitably adjusted for any stock split, stock dividend, combination, recapitalization or similar transaction) and (B) the shares of Holdco Common Stock included in the Earn-Out Shares.
“Earn-Out Preferred Stock Base” means the sum of (A) 300,000 (as such amount may be equitably adjusted for any stock split, stock dividend, combination, recapitalization or similar transaction) and (B) the shares of Holdco Preferred Stock included in the Earn-Out Shares.
“EBITDA” means, with respect to Holdco and its Subsidiaries on a consolidated basis, calculated in accordance with the Earn-Out Accounting Policies consistently applied, for any Fiscal Year, (1) net income plus (2) to the extent such amounts were deducted in determining net income, interest expense, Taxes based on income, depreciation expense and amortization expense, minus (3) interest income; provided, that “EBITDA” shall exclude (i) any management fees paid to Clarion Capital Partners, LLC or any of its Affiliates and any other amounts, except amounts paid for bona fide services or goods obtained on an arms-length basis, paid to Clarion Capital Partners LLC or any of its Affiliates (ii) any extraordinary gains or losses, the “write down” or “write up” of assets or properties, or non recurring items; provided, that the May 2005 accrual for $1,182,000 related to a claims settlement agreement with Specialty Risk Service LLC shall not be subtracted from such net earnings, (iii) any change in control, severance or other similar payments required to be paid pursuant to Section 6.10(b) and (iv) any effects of purchase accounting adjustments resulting from the consummation of the transactions contemplated by this Agreement or the Ancillary Agreement.”
          4. Amendment to Section 1.4(b) of the Stock Purchase Agreement. Section 1.4(b) of the Stock Purchase Agreement is hereby amended by deleting the current Section 1.4(b) in its entirety and replacing it with the following:
          “(b) As additional consideration for the Purchased Shares, subject to the provisions of this Section 1.4, Holdco shall, and Buyer shall cause Holdco to, on the Payment Date, issue to Seller the number of shares (rounded down to the nearest whole number) of Holdco

Common Stock and Holdco Preferred Stock, up to 37,500 shares of Holdco Common Stock and 37,500 shares of Holdco Preferred Stock, that represent (the “Earn-Out Shares”):
          (i) 2.777% of the Earn-Out Common Stock Base and 2.777% of the Earn-Out Preferred Stock Base, if the positive amount, if any, of (A) the quotient obtained by dividing (1) the sum of (x) EBITDA for Fiscal Year 2005 and (y) EBITDA for Fiscal Year 2006 by (2) two minus (B) $11 million, exceeds $1 million but is less than $2 million; provided, that the number of shares of Holdco Common Stock and Holdco Preferred Stock issued hereunder shall be increased (up to the number of shares that represent 5.554% of the Earn-Out Common Stock Base and 5.554% of the Earn-Out Preferred Stock Base, respectively) in increments of shares of Holdco Common Stock and Holdco Preferred Stock representing 0.01% of the Earn-Out Common Stock Base and 0.01% of the Earn-Out Preferred Stock Base, respectively, for each $3,601 in excess of $1 million and up to $2 million; or
          (ii) 5.555% of the Earn-Out Common Stock Base and 5.555% of the Earn-Out Preferred Stock Base, if the positive amount, if any, of (A) the quotient obtained by dividing (1) the sum of (x) EBITDA for Fiscal Year 2005 and (y) EBITDA for Fiscal Year 2006 by (2) two, minus (B) $11 million, exceeds $2 million but is less than $3 million; provided, that the number of shares of Holdco Common Stock and Holdco Preferred Stock issued hereunder shall be increased (up to the number of shares that represent 8.332% of the Earn-Out Common Stock Base and 8.332% of the Earn-Out Preferred Stock Base, respectively) in increments of shares of Holdco Common Stock and Holdco Preferred Stock representing 0.1% of the Earn-Out Common Stock Base and 0.01% of the Earn-Out Preferred Stock Base, respectively, for each $3,601 in excess of $2 million and up to $3 million; or
          (iii) 8.333% of the Earn-Out Common Stock Base and 8.333% of the Earn-Out Preferred Stock Base, if the positive amount, if any, of (A) the quotient obtained by dividing (1) the sum of (x) EBITDA for Fiscal Year 2005 and (y) EBITDA for Fiscal Year 2006 by (2) two minus (B) $11 million, exceeds $3 million but is less than $4 million; provided, that the number of shares of

Holdco Common Stock and Holdco Preferred Stock issued hereunder shall be increased (up to the number of shares that represent 11.110% of the Earn-Out Common Stock Base and 11.110% of the Earn-Out Preferred Stock Base, respectively) in increments of shares of Holdco Common Stock and Holdco Preferred Stock representing 0.01% of the Earn-Out Common Stock Base and 0.01% of the Earn-Out Preferred Stock Base, respectively, for each $3,601 in excess of $3 million and up to $4 million; or
          (iv) 11.111 % of the Earn-Out Common Stock Base and 11.111 % of the Earn-Out Preferred Stock Base, if the positive amount, if any, of (A) the quotient obtained by dividing (1) the sum of (x) EBITDA for Fiscal Year 2005 and (y) EBITDA for Fiscal Year 2006 by (2) two minus (B) $11 million, exceeds $4 million.”
          5. Amendment to Section 1.5(a) of the Stock Purchase Agreement. Section 1.5(a) of the Stock Purchase Agreement is hereby amended by deleting all references to “Deloitte & Touche LLP” and replacing all such references with “PricewaterhouseCoopers LLP”.
          6. Amendment to Section 1.5(b) of the Stock Purchase Agreement. Section 1.5(b) of the Stock Purchase Agreement is hereby amended by inserting the following after the last sentence thereof: “Notwithstanding anything to the contrary contained herein, any costs and expenses that are assessed against Buyer in accordance with this Section 1.5(b) shall be paid by the Holdco.”
          7. Amendment to Section 1.5(d) of the Stock Purchase Agreement. Section 1.5(d) of the Stock Purchase Agreement is hereby amended by deleting the current Section 1.5(d) in its entirety and replacing it with the following:
     “(d) Upon final determination of the Adjustment Amount in accordance with Section 1.5(c), the Adjustment Amount shall be remitted as follows:
          (i) if the Adjustment Amount is a positive number, then, promptly following the Determination Date, and in any event within 12 Business Days of the Determination Date, Holdco shall pay to UPB the Adjustment Amount, as finally determined, together with interest thereon from the Closing Date to the date of payment at the “Prime Rate” of interest published in the “Money Rates” column of The Wall Street Journal (or the average of such rates if more than one rate is indicated) on the Closing Date (the “Applicable Rate”) by wire transfer of immediately available funds to an account designated by Seller to Holdco; or
          (ii) if the Adjustment Amount is a negative number, then, promptly following the Determination Date, and in any event within 12 Business

Days of the Determination Date, Seller shall pay to Holdco the Adjustment Amount, as finally determined, together with interest thereon from the Closing Date to the date of payment at the Applicable Rate by wire transfer of immediately available funds to an account designated by Holdco to Seller.”
          8. Amendment to Section 6.9(b) of the Stock Purchase Agreement. Section 6.9(b) of the Stock Purchase Agreement is hereby amended by adding the following after the last sentence thereof: “The parties agree that monthly loss-run reports in the form of Exhibit A to the Amendment to the Stock Purchase Agreement shall be deemed to satisfy the requirement for the monthly loss-run reports to be provided to Seller pursuant to the immediately preceding sentence.”
          9. Amendment to Section 9.3 of the Stock Purchase Agreement.
     (a) Section 9.3(a) of the Stock Purchase Agreement is hereby amended by:
          (i) adding immediately after the words “(i) Basket Exclusion Claim” the following: “(based upon the failure of the representations and warranties set forth in Section 5.5(b) or the failure of the certification of such representations and warranties in the certificate delivered pursuant to Section 2.3(b) to be true and correct)”;
          (ii) adding the immediately after the words “(ii) Non-Tax Covenant Claim” the following: “(with respect to a covenant or agreement of Buyer to be performed at or prior to the Closing and the covenants and agreements of Buyer set forth in Sections 6.6(b), 6.7 and 11.1)”; and
          (iii) adding the following after the last sentence thereof: “Holdco shall indemnify and defend the Seller Indemnified Persons against, and shall hold each Seller Indemnified Person harmless from, and shall reimburse each Seller Indemnified Person for, any and all Damages asserted against, imposed upon, incurred by or caused to, directly or indirectly, any Seller Indemnified Person by reason of, based on, arising out of, resulting from, relating to or otherwise in respect of, in whole or in part, any (i) Basket Exclusion Claim (based upon the failure of the representations and warranties set forth in Section 5.5(a) or the failure of the certification of such representations and warranties in the certificate delivered pursuant to Section 2.3(b) to be true and correct) or (ii) Non-Tax Covenant Claim (with respect to a covenant or agreement of Buyer, Holdco or the Company to be performed after the Closing).”
     (b) Section 9.3(b) of the Stock Purchase Agreement is hereby amended by deleting the word “Buyer,” in the first sentence thereof.

          10. Amendment to Section 9.5 of the Stock Purchase Agreement. Section 9.5 of the Stock Purchase Agreement is hereby amended by deleting all references to Section 2.3(c) in the definitions of “Basket Exclusion Claim” and “General Claim” and replacing all such references with “Section 2.3(b)”.
          11. Amendment to Section 9.6(a) of the Stock Purchase Agreement. The first sentence of Section 9.6(a) of the Stock Purchase Agreement is hereby amended by deleting the words “against Buyer or Seller, as the case may be” and inserting in lieu thereof the following: “against Buyer, Holdco or Seller, as the case may be”.
          12. Amendment to Section 9.10 of the Stock Purchase Agreement. The first sentence of Section 9.10 of the Stock Purchase Agreement is hereby amended by deleting the words “for recovery against Buyer, the Company (after the Closing) or Seller, as the case may be” and inserting in lieu thereof the following: “for recovery against Buyer, Holdco (after the Closing) or Seller, as the case may be.”
          13. Amendment to Section 10.2 of the Stock Purchase Agreement.
     (a) Section 10.2(a) of the Stock Purchase Agreement is hereby amended by deleting the words “Buyer and the Company and any of its Subsidiaries” and inserting in lieu thereof the following: “Buyer and Holdco and any of its Subsidiaries.”
     (b) Section 10.2(b) and Section 10.2(d) of the Stock Purchase Agreement each is hereby amended by deleting the word “Buyer” and inserting in lieu thereof the word “Holdco”.
     (c) Section 10.2(e) of the Stock Purchase Agreement is hereby amended by deleting the words “by Buyer to Seller, or by Seller to Buyer” and inserting in lieu thereof “by Buyer or Holdco to a Seller Indemnified Party, or by Seller to a Buyer Indemnified Party”.
          14. Continuing Effect of Stock Purchase Agreement. This Amendment shall not constitute a waiver, amendment or modification of any other provision of the Stock Purchase Agreement not expressly referred to herein. Except as expressly amended or modified herein, the provisions of the Stock Purchase Agreement are and shall remain in full force and effect.
          15. GOVERNING LAW. THIS AMENDMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICT OF LAW PROVISION OR RULE (WHETHER OF THE STATE OF NEW YORK OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK.

          16. Valid and Binding. This Amendment shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns.
          17. Counterparts. For the convenience of the Parties hereto, this Amendment may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement.
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          IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed by their officers duly authorized as of the date first written above.

REGIONS BANK, as successor to UNION PLANTERS BANK, NATIONAL ASSOCIATION
By:	/s/ Edmund Fay
	Name:	Edmund Fay
	Title:	Senior Vice President

REGIONS FINANCIAL CORPORATION
By:	/s/ Edmund Fay
	Name:	Edmund Fay
	Title:	Senior Vice President

STRATEGIC OUTSOURCING, INC.
By:	/s/ Michael Willson
	Name:	Michael Willson
	Title:	CFO, V.P. of Finance

SOI INVESTORS LLC
By:	/s/ Michael Willson
	Name:	Michael Willson
	Title:	CFO, V.P. of Finance